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                                    EXHIBIT 10.9.1



                                        SATURN
                                        DEALER
                                      AGREEMENT












                           SATURN DISTRIBUTION CORPORATION


                                         -23-

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                           SATURN DISTRIBUTION CORPORATION
                                   DEALER AGREEMENT

                                  TABLE OF CONTENTS

ARTICLE                                                                     PAGE

                                      PART ONE:

                          MISSION, PHILOSOPHY AND FRAMEWORK
                          OF FRANCHISOR-DEALER RELATIONSHIP

1.  SATURN MISSION............................................................1

2.  SATURN PHILOSOPHY.........................................................2

3.  DEALER COMMITMENT TO MISSION AND PHILOSOPHY...............................2

4.  SHARED RESPONSIBILITY.....................................................2

    A.   Customer Action Council..............................................2
    B.   Franchise Development Team...........................................3
    C.   Franchise Task Forces................................................3

5.  DISPUTE RESOLUTION PROCESS................................................3

    A.   Exclusive Remedy.....................................................3
    B.   Mediation............................................................4
    C.   Binding Arbitration..................................................4

                                      PART TWO:

                                    RIGHTS GRANTED

6.  AUTHORIZED DEALER.........................................................5

7.  DEALER OPERATOR...........................................................5

    A.   Personal Qualifications..............................................5
    B.   Management Responsibility............................................5

8.  TERM......................................................................6

9.  AUTHORIZED LOCATIONS AND TERRITORIAL RIGHTS...............................6

    A.   Dealer's Marketing Area..............................................6
         (1)  Facility Design and Appearance..................................6
         (2)  Exclusive Use...................................................7
    B.   Territorial Rights...................................................7

                                     PART THREE:

                               PRODUCT RESPONSIBILITIES

10. DEALER'S RESPONSIBILITY TO PROMOTE, SELL AND SERVICE
    SATURN PRODUCTS...........................................................8

    A.   Responsibility to Promote and Sell...................................8
    B.   Responsibility to Service............................................8

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11. SALE OF PRODUCTS TO DEALERS...............................................8

    A.   Sale of Motor Vehicles to Dealer.....................................8
    B.   Sale of Parts and Accessories to Dealer..............................9
    C.   Prices and Other Terms of Sale.......................................9
         (1)  Motor Vehicles..................................................9
         (2)  Parts and Accessories...........................................9
    D.   Inventory...........................................................10
         (1)  Motor Vehicle Inventory........................................10
         (2)  Parts and Accessories..........................................10
    E.   Warranties on Products..............................................10

12. SERVICE OF PRODUCTS......................................................11

    A.   Service for Which Franchisor Pays...................................11
         (1)  New Motor Vehicle Pre-Delivery Inspections
              and Adjustments................................................11
         (2)  Warranty Repairs and Special Policy
              Adjustments....................................................11
         (3)  Campaign Inspections and Corrections...........................11
         (4)  Payment for Pre-Delivery Adjustments,
              Warranty and Campaign Work.....................................11
    B.   Parts, Accessories, Service Contracts and Body
         Repairs.............................................................12
         (1)  Warranty Repairs and Policy Adjustments........................12
         (2) Representations and Disclosures as to Modifications, Parts, Accessories and
              Service Contracts..............................................12
         (3)  Body Repair....................................................12

                                      PART FOUR:

                            THE BUSINESS PLANNING PROCESS

13. BUSINESS PLANNING........................................................12

    A.   Marketing Area Plan.................................................12
         (1)  Marketing Area Development.....................................13
         (2)  Operations.....................................................13
    B.   Annual Plan Review..................................................13
         (1)  Performance Evaluation.........................................14
         (2)  Plan Modifications.............................................14

                                      PART FIVE:

                           OTHER OPERATING RESPONSIBILITIES

14. SATURN SYSTEMS...........................................................15

    A.   Systems for Which Dealer Pays.......................................15
         (1)  Sales and Service Systems......................................15
         (2)  Computer System................................................15
         (3)  Signs..........................................................16
         (4)  Tools and Equipment............................................16
    B.   Other Systems.......................................................16
         (1)  Convenience Systems............................................16
         (2)  Accounts and Records...........................................16
              a.   Uniform Accounting System.................................16
              b.   Examination of Accounts and Records.......................17


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              c.   Confidentiality of Dealer Data............................17
         (3)  Additional Systems.............................................17

15. MARKETING ASSOCIATIONS...................................................17

16. TRAINING.................................................................17

17. CAPITALIZATION...........................................................18

                                      PART SIX:

                                 REPLACEMENT DEALERS

18. CHANGES IN OWNERSHIP.....................................................18

    A.   Succession Rights upon Death or Incapacity..........................18
         (1)  Successor Addendum.............................................18
         (2)  Rights of Remaining Owners.....................................19
         (3)  Successor Dealer Requirements..................................19
         (4)  Limitation on Offers...........................................19
         (5)  New Successor Addendum.........................................20
    B.   Changes of Ownership or Dealer Operator.............................20
    C.   Right of First Refusal or Option to Purchase........................21
         (1)  Creation and Coverage..........................................21
         (2)  Purchase Price and Other Terms of Sale.........................22
              (a)  Bona Fide Agreement.......................................22
              (b)  Absence of Bona Fide Agreement............................22

                                     PART SEVEN:

                        TERMINATION AND TERMINATION ASSISTANCE

19. TERMINATION..............................................................23

    A.   Termination of Agreement............................................23
         (1)  By Dealer......................................................23
         (2)  By Agreement...................................................23
         (3)  Failure to be Licensed.........................................23
         (4)  Misrepresentation, Failure to Conduct
              Operations, or Disqualification or Change
              of Dealer Operator or Owner....................................24
         (5)  Failure of Performance.........................................24
         (6)  Reliance on Any Applicable Termination
              Provision......................................................24
         (7)  Option to Purchase.............................................25
    B.   Transactions after Termination......................................25
         (1)  Orders.........................................................25
         (2)  Deliveries.....................................................25
         (3)  Effect of Transactions after Termination.......................26

20. TERMINATION ASSISTANCE...................................................26

                                     PART EIGHT:

                                  GENERAL PROVISIONS

21. ACKNOWLEDGEMENT OF FRANCHISE LAW COMPLIANCE..............................26

    A.   Dealer's Investigation..............................................26


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    B.   Disclosure..........................................................26
    C.   Review..............................................................27

22. GENERAL PROVISIONS.......................................................27

    A.   No Agent or Legal Representative Status.............................27
    B.   Dealer's Responsibility for its Operations..........................27
    C.   Taxes...............................................................27
    D.   Indemnification by Saturn...........................................27
    E.   Trademarks and Service Marks........................................28
    F.   Notices.............................................................29
    G.   No Implied Waivers..................................................29
    H.   Assignment of Rights or Delegation of Duties........................29
    I.   Accounts Payable....................................................29
    J.   Sole Agreement of Parties...........................................29
    K.   Review and Modifications of Agreement Terms.........................30

23. EXECUTION ON BEHALF OF DEALER AND FRANCHISOR.............................30

    GLOSSARY.................................................................32


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                           SATURN DISTRIBUTION CORPORATION
                                   DEALER AGREEMENT



This Agreement, effective the [25th] day of [October], 19[91], is entered into by Saturn Distribution Corporation (Franchisor), a wholly-owned subsidiary of Saturn Corporation (Saturn), and [MEDFORD DODGE D/B/A SATURN OF MEDFORD].

    (               )   a proprietorship;
    (               )   a partnership;
    (               )   a corporation, [formed] in the State of [OREGON] on
[12/31/88], located in [MEDFORD], [OREGON] (Dealer).

                               PURPOSE OF THE AGREEMENT

The principal purposes of this Agreement are to:

A. affirm the commitment of Franchisor and Dealer to adhere to the Saturn Philosophy and achieve the Saturn Mission;

B. identify the framework within which Franchisor and Dealer will jointly act to fulfill their commitments to each other;

C. authorize Dealer to sell and service Saturn Products and to represent itself as a Saturn Dealer; and

D. identify other commitments, rights and responsibilities of Franchisor and Dealer.


                                      PART ONE:

                          MISSION, PHILOSOPHY AND FRAMEWORK
                          OF FRANCHISOR-DEALER RELATIONSHIP

1.  SATURN MISSION

    The Mission of Saturn is to market vehicles developed and manufactured in the United States that are world leaders in quality, cost and customer satisfaction through the integration of people, technology and business systems.

    Achieving this Mission is dependent in part upon the development and maintenance of a network of authorized Dealers working together with Franchisor to build and maintain customer confidence in Dealer and Saturn.

2.  SATURN PHILOSOPHY

    Meeting the needs of customers, Dealers, Saturn, Franchisor, suppliers and the community is fundamental to the Saturn Mission. To meet the needs of customers, Saturn Products and services must be world leaders in satisfaction and value. To meet the needs of Dealers, Franchisor will conduct business in an open and fair manner, and will share responsibility and decision-making with Dealers in the manner specified in this Agreement to further the spirit of trust and respect which is critical to the relationship.


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3.  DEALER COMMITMENT TO MISSION AND PHILOSOPHY

    Because Dealers represent Saturn's products to the public, it is essential to the success of Saturn, Franchisor and Dealers that each Dealer embrace Saturn's Mission and Philosophy as its own. Dealer understands that its relationship with Franchisor can be conducted in a spirit of trust and respect only if both Dealer and Franchisor act in an open, fair and cooperative manner. Dealer therefore commits to adhere to the Saturn Philosophy in the conduct of its business and to work jointly with Franchisor and Saturn, in the framework identified in this Agreement, to accomplish the Saturn Mission. Dealer acknowledges that the success of Saturn, Franchisor, other Dealers and suppliers is dependent upon Dealer fulfilling this commitment.

    Consistent with the Saturn Philosophy, Dealer pledges to maintain the highest ethical standard in all activities.

4.  SHARED RESPONSIBILITY

    In consideration for Dealers' commitments and to ensure that the relationship between Franchisor and its Dealers remains mutually satisfactory, Franchisor has established mechanisms for collective Dealer input to the decision-making process on all matters significantly affecting Dealers' business. Dealer involvement is provided through three principal mechanisms: the Customer Action Council, the Franchise Development Team, and the Franchise Task Forces.

    A.   CUSTOMER ACTION COUNCIL

         The Customer Action Council (CAC) is a Saturn policy team whose primary focus is customer satisfaction. Its scope includes market research, product planning, promotional planning, customer satisfaction systems, and other strategies affecting Saturn customers and Dealers.

         Three Dealer Operators participate along with Franchisor and Saturn representatives from various disciplines including sales, service, marketing, engineering, manufacturing and finance. The Dealer Operators must be members of the Franchise Development Team, are selected by that Team, and serve on the CAC for staggered two-year terms.

    B.   FRANCHISE DEVELOPMENT TEAM

         The Franchise Development Team (FDT) is comprised of an equal number of Saturn Dealer Operators and Franchisor representatives. The FDT has authority to make decisions on proposed modifications to specific areas of the business covered in Parts Four and Five of this Agreement. These areas are key to the successful operation of the Saturn dealer network, and proposed changes can only be made through the FDT.

         The FDT uses a consensus decision-making process, described in the Franchise System Manuals. Dealer Operator will be trained in the process following the execution of this Agreement.


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         The FDT is self-governing according to its by-laws.  Franchisor representatives are chosen by Franchisor. Dealer Operators are chosen according to the by-laws.

    C.   FRANCHISE TASK FORCES

         As necessary, the FDT may establish Franchise Task Forces and delegate certain of its functions if it concludes the input of additional Dealer Operators and Franchisor representatives is required. However, the FDT cannot delegate its decision-making responsibilities. The FDT will determine the membership of each Task Force and the scope of its assignment. A representative from the FDT will serve as coordinator of each Task Force.

5.  DISPUTE RESOLUTION PROCESS

    A.   EXCLUSIVE REMEDY

         Franchisor and Dealer believe that their mutual commitment to the Mission and Philosophy, together with the mechanisms for sharing responsibility described in Article 4, should minimize the potential for disputes between them. Nevertheless, disputes may occur which cannot be resolved in the normal course of business.

         Franchisor and Dealer acknowledge that, at the state and federal levels, various courts and agencies would, in the absence of this
         Article 5, be available to them to resolve claims or controversies which might arise between them. Franchisor and Dealer agree that it is inconsistent with the Mission and Philosophy for either to use courts or governmental agencies to resolve such claims or controversies.

         THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C. Section 1 et seq.), DEALER AND FRANCHISOR AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS ARTICLE, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY CONTROVERSY OR CLAIM BETWEEN THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS CREATION, OR TERMINATION.

         There are two steps in the Dispute Resolution Process: Mediation and Binding Arbitration. All controversies or claims must first be submitted to Mediation, unless that step is waived by written agreement of the parties. If Mediation does not resolve the dispute to their mutual satisfaction, then Dealer or Franchisor can submit the dispute to Binding Arbitration.

    B.   MEDIATION

         Dealer or Franchisor can submit to Mediation a claim or controversy between them which arises out of or relates to the Dealer Agreement. Mediation is conducted by a panel consisting of an equal number of Franchisor representatives and Dealer Operators selected by the Franchise Development Team. The Mediation Panel will evaluate each position and recommend a solution. This recommended solution is not binding.

         Franchisor and Dealer agree that the procedures contained in the Dealer Dispute Resolution Guide govern Mediation under this Article.


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    C.   BINDING ARBITRATION

         If a claim or controversy arising out of or relating to this Agreement has not been resolved after Mediation, or if Dealer and Franchisor have agreed in writing to waive Mediation, the claim or controversy will be settled by Binding Arbitration in accordance with the procedures in the Dealer Dispute Resolution Guide. All awards of the arbitration are binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon any award rendered by the arbitrator(s) may be entered and enforced in any court having jurisdiction.


                                      PART TWO:

                                    RIGHTS GRANTED

6.  AUTHORIZED DEALER

    Dealer has presented to Franchisor information regarding its qualifications to be appointed a Saturn Dealer, and its Dealer Operator and Owners have been evaluated and found to satisfy Franchisor's standards. Dealer has also presented to Franchisor a Marketing Area Plan, stating Dealer's proposal to develop and operate facilities in its Marketing Area to promote, sell and service Saturn Products and Franchisor has accepted the Plan.

    In reliance upon these representations made by Dealer and Dealer's commitment to the Mission and Philosophy, Franchisor grants Dealer a non-exclusive right to:

    A. buy new Saturn motor vehicles identified in any Motor Vehicle Addendum and related Parts and Accessories; and

    B. identify itself as an authorized Saturn Dealer at the locations approved by the Franchisor.

    Dealer accepts the rights granted and agrees to fulfill its obligations under this Agreement.

7.  DEALER OPERATOR

    A.   PERSONAL QUALIFICATIONS

         Franchisor is entering into this Agreement in reliance on the qualifications and capabilities of the person identified in Article 23 as Dealer Operator, on that person's commitment to the Mission and Philosophy, and on Dealer's assurance that the personal services of the Dealer Operator will be provided in the overall management of the dealership business.

    B.   MANAGEMENT RESPONSIBILITY

         Franchisor and Dealer agree that the Dealer Operator must have the authority to exercise management control of the Dealer.

         Dealer's Marketing Area Plan describes the ownership of Dealer and any arrangements necessary to comply with this Article.


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8.  TERM

    If Dealer continues to meet all conditions and fulfill its obligations and responsibilities under this Agreement, the Agreement will not expire until 90 days following the death or incapacity of Dealer Operator. If this Agreement is to expire because of the death or incapacity of Dealer Operator, Dealer may request a deferral of the effective date of expiration to assist Dealer in winding up its dealership business or to provide for a transfer of assets or ownership previously approved under Article 18. The request must be made at least 30 days prior to the effective date of expiration, and Franchisor will not unreasonably refuse to grant any necessary extension.

9.  AUTHORIZED LOCATIONS AND TERRITORIAL RIGHTS

    A.   DEALER'S MARKETING AREA

         Dealer has been furnished a Notice of Dealer's Marketing Area. Dealer is responsible for effectively selling, servicing, and otherwise representing Saturn Products in the territory designated. Dealer agrees to conduct dealership operations only from approved locations within its Marketing Area. The locations are specified in Dealers Marketing Area Plan as described in Article 13. Where applicable, Dealer will establish additional facilities in the time and manner agreed to by Dealer and Franchisor in that Plan.

         (1)  Facility Design and Appearance

              Saturn's Mission to be the industry leader in customer satisfaction can be furthered if Dealers' facilities share a consistent architectural design and retail environment and are readily identifiable as Saturn dealership locations.
              Accordingly, Dealer agrees to purchase Franchisor's Retail Environmental Design Package and to provide dealership facilities consistent with that Package. Dealer agrees to review all proposed facility plans with Franchisor and obtain Franchisors approval before committing to construction.

              Dealer pledges that its facilities will be properly maintained and satisfactory in appearance to promote and preserve the image of Saturn and Dealers. Dealer further agrees to make any future modifications to facilities which may be approved by the Franchise Development Team. Dealer agrees that it will not make modifications to its facilities without Franchisor's prior written authorization.

         (2)  Exclusive Use

              To ensure that Saturn, Franchisor and Dealer benefit from the common dealership facility design and retail environment and to ensure that Dealer can effect properly any required future modifications, Dealer agrees that its facilities will be used exclusively for the conduct of Saturn dealership operations.

    B.   TERRITORIAL RIGHTS

         It is the intention of Franchisor and Dealer that Dealer devote its full efforts to developing its Marketing Area. Consequently, Dealer


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         agrees that it will not engage, either directly or indirectly, in any of the activities contemplated by this Agreement from locations outside of its Marketing Area.

         Franchisor will not authorize any other dealer to establish a Saturn dealer facility in Dealer's Marketing Area if Dealer meets its obligations under the Marketing Area Plan and this Agreement. If Dealer fails to develop its territory according to its Marketing Area Plan, then Franchisor may terminate this Agreement for failure of performance under Article 19 or restructure Dealer's Marketing Area and reassign any areas necessary to achieve the maximum potential development of the territory.


                                     PART THREE:

                               PRODUCT RESPONSIBILITIES


10. DEALER'S RESPONSIBILITY TO PROMOTE, SELL AND SERVICE SATURN PRODUCTS

    A.   RESPONSIBILITY TO PROMOTE AND SELL

         (1) Dealer agrees to effectively sell and promote the purchase and use (including rental and leasing) of Saturn Products to customers located in its Marketing Area. Dealers performance of this obligation will be reviewed annually in conjunction with the Marketing Area Plan, as described in Article 13.

         (2)  Dealer is authorized to sell new and unused Motor Vehicles only
         (a) to customers who purchase for personal use or for a primary business use other than resale and (b) to other Saturn Dealers.

         (3) Dealer is authorized to sell Motor Vehicles only to customers located in the United States. Dealer agrees that it will not sell Motor Vehicles for resale or use outside the continental United States, Alaska and Hawaii.

    B.   RESPONSIBILITY TO SERVICE

         Dealer agrees to provide courteous, convenient, prompt, efficient and quality service to owners of Motor Vehicles, regardless of where the vehicles were purchased. All service will be performed in a professional manner and in accordance with the systems in the Franchise System Manuals.

11. SALE OF PRODUCTS TO DEALERS

    A.   SALE OF MOTOR VEHICLES TO DEALER

         Dealer has a Motor Vehicle Addendum specifying the current model types or series of new motor vehicles which Dealer may purchase. Franchisor may change the Motor Vehicle Addendum by furnishing Dealer a superseding Motor Vehicle Addendum.

         Franchisor will endeavor to allocate new Motor Vehicles among its dealers in a fair and equitable manner. The method used to allocate


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         Motor Vehicles will give Franchisor discretion in exercising business judgment to achieve fairness and equity.

    B.   SALE OF PARTS AND ACCESSORIES TO DEALER

         New or remanufactured automotive parts and accessories marketed by Saturn and listed in current Dealer Parts and Accessories Price Schedules or supplements furnished to Dealer are called Parts and Accessories. Sales of Parts and Accessories to Dealer will be made by Franchisor, Saturn or other suppliers designated by Franchisor.

         Orders for Parts and Accessories will be submitted and processed according to written procedures established by Franchisor, Saturn or other designated suppliers.

    C.   PRICES AND OTHER TERMS OF SALE

         (1)  Motor Vehicles

              Prices, destination charges and other terms of sale applicable to purchases of new Motor Vehicles will be those established according to the Vehicle Terms of Sale Bulletin furnished to Dealer.

              Prices, destination charges and other terms of sale applicable to any Motor Vehicle may be changed at any time. Changes apply to Motor Vehicles not shipped at the time the changes are made effective.

              If there is an increase in the price charged to Dealer for a Motor Vehicle or any optional equipment during a model year, such increase does not apply to bona fide sold orders submitted prior to the effective date of the price increase.

              Dealer will receive written notice of any price increase before any Motor Vehicle to which such increase applies is shipped except for initial prices for a new model year or for any new model or body type.

         (2)  Parts and Accessories

              Prices and other terms of sale applicable to Parts and Accessories are established according to the Parts and Accessories Terms of Sale Bulletin furnished to Dealer.

              Prices and other terms of sale applicable to Parts and Accessories may be changed at any time. Such changes apply to Parts and Accessories not shipped at the time changes become effective.

    D.   INVENTORY

         (1)  Motor Vehicle Inventory

              Dealer recognizes that customers expect Dealer to have a reasonable quantity and variety of current model Motor Vehicles in inventory. Accordingly, Dealer agrees to stock and sell, subject to any supply restrictions, all models and


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              series of Motor Vehicles identified in the Motor Vehicle
              Addendum.

         (2)  Parts and Accessories

              Dealer agrees to stock sufficient Parts and Accessories to perform warranty repairs and policy adjustments and meet the demands of its customers. Dealer will use the Saturn Parts Inventory Control System to provide on-line computer access to Dealers parts inventory and parts sales.

    E.   WARRANTIES ON PRODUCTS

         Saturn warrants the new Motor Vehicles and Parts Accessories (Products) it produces. The warranties are explained in documents provided with the Products or explained in the Franchise System Manuals. Franchisor does not warrant Products.

         EXCEPT AS OTHERWISE PROVIDED BY LAW, THE WRITTEN SATURN WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO NEW PRODUCTS. WITH RESPECT TO DEALERS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY. EXCEPT AS MAY BE PROVIDED UNDER AN ESTABLISHED SATURN PROGRAM OR PROCEDURE, SATURN NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PRODUCTS, AND SATURN'S MAXIMUM LIABILITY IS TO REPAIR OR REPLACE THE PRODUCT.

         Any Parts and Accessories sold to Dealer by a designated supplier are not warranted by Saturn or Franchisor and are warranted only as specified by the supplier.

12. SERVICE OF PRODUCTS

    A.   SERVICE FOR WHICH FRANCHISOR PAYS

         (1)  New Motor Vehicle Pre-Delivery Inspections and Adjustments

              Because new vehicle delivery condition is critical to customer satisfaction, Dealer agrees to perform pre-delivery inspections and adjustments on each new Motor Vehicle and verify completion according to procedures.

         (2)  Warranty Repairs and Special Policy Adjustments

              Dealer agrees to perform (i) required warranty repairs on each qualified Motor Vehicle at the time of pre-delivery service and when requested by owner, and (ii) special policy adjustments approved by Franchisor. When the vehicle is returned to the owner, Dealer will provide owner a copy and explanation of the repair document reflecting all services performed.

         (3)  Campaign Inspections and Corrections


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              Dealer agrees to find and correct suspected unsatisfactory conditions on Products identified by Franchisor. Dealer will also determine that campaign inspections and corrections have been made on new and used Saturn motor vehicles in its inventory prior to sale and follow-up on Products on which campaigns are outstanding.

         (4)  Payment for Pre-Delivery Adjustments, Warranty and Campaign Work

              For Dealer's performance of services, pre-delivery adjustments, warranty repairs, special policy adjustments, and campaign inspections and corrections, Franchisor will provide or pay Dealer for the Parts and other materials required and will pay Dealer a fair amount for labor. Payment will be made according to policies in the Franchise System Manuals. Dealer will not impose any charge for such service on owners or users except where a deductible or pro-rata charge applies.

    B.   PARTS, ACCESSORIES, SERVICE CONTRACTS AND BODY REPAIRS

         (1)  Warranty Repairs and Policy Adjustments

              Dealer agrees to use only genuine Saturn or Franchisor approved parts in performing warranty repairs and special policy adjustments.

         (2) Representations and Disclosures as to Modifications, Parts, Accessories and Service Contracts

              Dealer and Franchisor recognize that owners and users of Motor Vehicles reasonably expect that the vehicles sold by Dealer and the parts, accessories and service contracts sold or used by Dealer in servicing vehicles are marketed by Saturn or Franchisor. If Dealer sells or uses parts, accessories or service contracts not marketed by Saturn or Franchisor, it will give customers written notice, prior to the sale or service, that such parts, accessories or service contracts are not marketed or warranted by Saturn or Franchisor. Dealer also agrees not to represent that vehicle modifications not specifically authorized by Saturn are warranted or approved by Saturn or Franchisor.

         (3)  Body Repairs

              Dealer must provide body repair service for Saturn Motor Vehicles. Dealer can provide this service through its own body shop, or in cases where Franchisor agrees that unusual circumstances make it impractical for Dealer to own and operate its own body shop, by arrangement with an independent repair establishment acceptable to Franchisor.


                                      PART FOUR:

                            THE BUSINESS PLANNING PROCESS

13. BUSINESS PLANNING


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    A.   MARKETING AREA PLAN

         Dealer and Franchisor have executed a Marketing Area Plan (Plan) which describes how Dealer will develop its Marketing Area and fulfill its sales and service commitments. The Plan is an essential part of the Agreement.

         (1)  Marketing Area Development

              Dealer agrees to develop its assigned Marketing Area according to the Marketing Area Plan. Its commitments for development include:

              (a) detailed description of the number, location, type, size and opening date of facilities to be provided;

              (b)  detailed implementation schedules for each facility; and

              (c) statement of Dealer's legal and financial structure, including capitalization, line of credit and equity ownership.

         (2)  Operations

              Dealer agrees to fulfill the sales and service commitments described in the Marketing Area Plan. Its commitments for operations include:

              (a)  performance standards;

              (b)  detailed organizational structure and staffing plans;

              (c)  plans for personnel development;

              (d) specific plans for maximizing customer satisfaction, including hours of operation and customer convenience systems;

              (e)  advertising, merchandising, and community relations plans;
              and

              (f) other items as agreed by Franchisor and Dealer or as required by the Franchise Development Team.

    B.   ANNUAL PLAN REVIEW

         Dealer agrees to update its Plan annually, or more often if needed, and submit it to Franchisor for joint review. Updated Plans will include a performance evaluation and any proposed modifications to the prior year's Plan. If Franchisor and Dealer agree that changes to the proposed Plan are necessary, Dealer will make such changes and resubmit its Plan.

         (1)  Performance Evaluation

              Dealer's performance of its obligations is essential to the effective representation of Saturn Products, and to the reputation and goodwill of Franchisor, Saturn, and other Saturn Dealers. Therefore, Dealer agrees to review its performance against the prior year's Plan in its updated Plan.

              Franchisor and Dealer will use this analysis as the basis for jointly evaluating Dealers performance so that any necessary improvements can be made.

              Factors considered in evaluating Dealer's performance will include its attainment of the prior year's objectives, Dealer's performance trends, Dealer's financial performance and the manner in which Dealer has conducted its operations. Periodic facility evaluations will be conducted, including an evaluation of Dealer's compliance with then-current requirements and standards for dealership under the Marketing Area Plan. Other factors considered in the evaluation will include product availability and an assessment of whether actual market conditions adversely affected Dealer's ability to attain the prior year's objectives.

         (2)  Plan Modifications

              While Dealer's plan for Marketing Area development is subject to update, modifications to facility plans will occur only if Franchisor believes that a material change in marketing conditions warrants a proposed modification.

              Plans for operations are subject to update, but modifications can be implemented only if Franchisor and Dealer reach consensus that the proposed modifications are consistent with the Saturn Mission, Philosophy, and systems.


                                      PART FIVE:

                           OTHER OPERATING RESPONSIBILITIES

14. SATURN SYSTEMS

    Dealer recognizes that achieving industry-leading customer satisfaction is a major objective of the Saturn Mission. This level of satisfaction cannot be attained without consistent application by all Dealers of designated sales, service, marketing, facilities and other systems. Dealer agrees to purchase, implement and maintain required systems identified in this Agreement set forth in the Franchise System Manuals, or approved by the Franchise Development Team.

    A.   SYSTEMS FOR WHICH DEALER PAYS

         (1)  Sales and Service Systems

              Dealer agrees to pay Saturn, Franchisor, or approved sources for initial systems necessary to develop and implement Saturn sales and service in Dealer's Marketing Area. These systems include materials and programs which will promote proper, consistent and competitive display, sales and service of Saturn Products. Periodically, the Franchise Development Team will determine that new updated materials, information or programs are necessary. Dealer agrees to accept and utilize such designated new or updated materials, information or programs and pay any applicable charges. Any such charges will be established by the Franchise Development Team and will be based upon anticipated costs.

         (2)  Computer System

              Saturn's Mission involves the integration of people, technology and business systems. This integration is possible only if all Dealers have computer systems which meet the dealership's internal business needs, permit direct communication between Dealers, Franchisor and Saturn, and give Franchisor and Saturn ready access to Dealer's accounts and records. Accordingly, Dealer agrees to purchase and use the approved computer system packages.

              To maintain this integration, Dealer agrees to update its computer system packages when changes are approved by the Franchise Development Team.

         (3)  Signs

              To promote consistency of image, Dealer agrees to purchase and use only signs approved by Franchisor. Dealer agrees to make and pay for any changes in signage approved by the Franchise Development Team.

         (4)  Tools and Equipment

              Dealer agrees to provide adequate service tools and equipment as required to fulfill its responsibilities for service. Dealer also agrees to purchase and maintain specified special tools and equipment to service Saturn Products.

    B.   OTHER SYSTEMS

         (1)  Convenience Systems

              An integral part of Franchisor's plan to develop industry-leading customer satisfaction is to promote Saturn Dealers as the unsurpassed source of convenient automobile sales and service. Dealer agrees it will conduct dealership operations to support this concept.

              Dealers proposed operating hours and customer convenience systems will be elements of its Marketing Area Plan.

         (2)  Accounts and Records

              a.   Uniform Accounting System

                   Both Franchisor and Dealers can benefit by using Dealer operating information to develop composite operating statistics, analyze Dealers' business management practices, and assess the impact of Franchisor's policies and practices. To assure maximum benefit, Dealer agrees to maintain a uniform accounting system and furnish reports and records as provided in the Franchise System Manuals.

              b.   Examination of Accounts and Records

                   In addition to the access which Franchisor and Saturn have to Dealers accounts and records through computer systems, any designated representative of Franchisor is authorized to examine, audit, reproduce and take copies of any of the accounts and records Dealer maintains under this Agreement. Dealer agrees to make such accounts and records readily available at its facilities during business hours. Franchisor agrees to furnish Dealer with a copy of any reproduced records.

              c.   Confidentiality of Dealer Data

                   Franchisor will not furnish any personal or financial data submitted to it by Dealer to any non-affiliated entity unless authorized by Dealer, required by law, pertinent to proceedings under the Dispute Resolution Process, or to court or administrative proceedings.

         (3)  Additional Systems

              Dealer can use additional systems that are compatible with Saturn's Mission, Philosophy, and systems. Dealer agrees to discontinue use of systems deemed incompatible by Franchisor.

15. MARKETING ASSOCIATIONS

    Franchisor and Dealer acknowledge the mutual benefits of comprehensive joint advertising and merchandising by Dealers to promote the sale and service of Saturn Products, including Parts and Accessories. Accordingly, Franchisor will assist Dealers in establishing marketing associations and in developing their by-laws. Dealer agrees to cooperate in forming the associations and to participate actively in them.

    The marketing associations will assess a fixed amount for each new Saturn Motor Vehicle purchased by Dealers to fund advertising and merchandising programs. As a service to the associations, Franchisor will collect the assessed amount.

16. TRAINING

    Training of all Dealer employees is critical to the success of Dealer and Franchisor in conducting business based on the Mission, Philosophy and designated systems. Therefore, Dealer agrees that all its employees will participate in initial and ongoing training programs identified in the Franchise System Manuals, and any others approved by the Franchise Development Team, within the time frames specified. Dealer agrees to pay any specified training charges.

17. CAPITALIZATION

    Dealer will maintain the levels of capitalization mutually agreed upon with Franchisor in the Marketing Area Plan to ensure Dealer's financial capability to fulfill its commitments. To avoid erosion of Saturn's goodwill which could result if Dealer is financially unable to fulfill its commitments, Dealer agrees to have and maintain a separate line of credit from a financial institution available for Dealer to draw upon to finance new vehicles. The amount of the line of credit and the identity of the financial institution shall be included in Dealer's Marketing Area Plan.


                                      PART SIX:

                                 REPLACEMENT DEALERS

18. CHANGES IN OWNERSHIP

    Dealer and Franchisor recognize that it is essential to the success of all associated with Saturn that each Dealer be owned and operated by parties committed to the Mission and Philosophy. It is equally important that Dealer Operators remain highly qualified and continue to meet the same high personal standards of the initial Saturn Dealer Operators. Because Franchisor has entered into this Agreement based on the personal qualifications of Dealer Operator and the qualifications of any Owner(s), Dealer agrees that it cannot assign its rights under this Agreement.

    A.   SUCCESSION RIGHTS UPON DEATH OR INCAPACITY

         (1)  Successor Addendum

              Dealer can apply for a Successor Addendum designating a proposed dealer operator and/or owners of a successor dealer to be established if this Agreement expires because of death or incapacity. Franchisor will execute the Successor Addendum if the proposed dealer operator successfully completes the Dealer Selection Process then used by Franchisor to evaluate proposed new dealers, and any proposed owners satisfy applicable Dealer Selection Criteria. However, the proposed dealer operator and owners will not be required to meet the usual capital requirements nor demonstrate an ability to implement Dealer's Marketing Area Plan until the Successor Addendum is implemented. At the time of application, Dealer will pay Franchisor a non-refundable fee to defray costs associated with review of the proposal.

         (2)  Rights of Remaining Owners

              If this Agreement expires because of the death or incapacity of the Dealer Operator, and Dealer and Franchisor have not executed a Successor Addendum, the remaining owners may propose a successor dealer to continue the operations identified in this Agreement. The proposal must be made in writing to Franchisor at least 30 days prior to the expiration of this Agreement, including any deferrals granted under Article 8. At the time of application, Dealer will pay Franchisor a non-refundable fee to defray costs associated with review of the proposal.

              The proposal will be accepted if it meets the requirements of
              Article 18A(3), if the proposed dealer operator successfully completes the Dealer Selection Process, and any proposed owners satisfy applicable Dealer Selection Criteria.

         (3)  Successor Dealer Requirements

              Franchisor will accept a proposal to establish a successor dealer submitted by a proposed dealer operator under Article 18A provided:

              (a) the proposed successor dealer and the proposed dealer operator are ready, willing and able to comply with the requirements of a new dealer agreement and agree to adhere to and implement the Marketing Area Plan agreed to by Dealer;

              (b) all outstanding monetary obligations of Dealer to Saturn and Franchisor have been paid.

         (4)  Limitation on Offers

              Dealer will be notified in writing of the decision on a proposal under Article 18A(3) within 60 days after Dealer has submitted all applications and information reasonably requested by Franchisor and the proposed dealer operator has successfully completed the Dealer Selection Process. Franchisors offer of a new dealer agreement under this Article 18A will automatically expire if not accepted by the proposed successor dealer within 60 days after it receives the offer.

         (5)  New Successor Addendum

              Dealer may cancel an executed Successor Addendum at any time prior to the death or incapacity of the Dealer Operator. Franchisor may cancel an executed Successor Addendum only if the proposed dealer operator or proposed owner(s) no longer meet the Dealer Selection Criteria applicable to each. The parties may execute a superseding Successor Addendum by agreement.

    B.   CHANGES OF OWNERSHIP OR DEALER OPERATOR

         If Dealer proposes a change in Dealer Operator or a transfer of its Saturn dealership business to any person conditioned upon Franchisors entering into a Dealer Agreement with that person, Franchisor will consider Dealer's proposal subject to the following:

         (1) To maintain the high standard and quality of the Dealer network, Dealer agrees to give Franchisor prior written notice of any proposed disposition of its principal assets or of any proposed change of ownership in which a party (i) first acquires a five percent equity ownership or beneficial interest in the franchised business, (ii) acquires an additional five percent equity ownership or beneficial interest in the franchised business in a calendar year, or (iii) acquires majority ownership or voting control in the franchised business. Dealer understands if any such change is made prior to Franchisor's approval of the proposal, termination of this Agreement will be warranted and Franchisor will have no further obligation to consider Dealer's proposal.

         (2) If the proposal involves a change of Dealer Operator, Dealer will pay Franchisor a fee to defray the costs of review of the proposal and completion of the Dealer Selection Process. Franchisor has no obligation to consider the proposal until it has received this non-refundable payment.

         (3) Dealer will be notified in writing of the decision on its proposal within 60 days after Dealer has furnished all applications and information reasonably requested by Franchisor and the proposed dealer operator has successfully completed the Dealer Selection Process. If Franchisor disagrees with the proposal, it will specify its reasons.

         (4) Any material change in Dealers proposal, including change in price, proposed owners, or Dealer Operator, will be considered a new proposal, and the time period for Franchisor to respond shall recommence.

         (5) Prior written approval is not required where the transfer of equity ownership or beneficial interest to an individual is (a) less than five percent in a calendar year; or (b) between existing owners of Dealer previously approved by Franchisor where there is no change in majority ownership or voting control. Dealer agrees to notify Franchisor within 30 days of the date of the change and to execute a new Dealer statement of ownership.

         (6) Franchisor is not obligated to execute a new Dealer Agreement under this Article unless Dealer makes arrangements acceptable to Franchisor to satisfy any indebtedness to Saturn or Franchisor.

    C.   RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE

         (1)  Creation and Coverage

              If a proposal is submitted by Dealer under Article 18B, Franchisor has a right of first refusal or option to purchase the dealership assets under this Article 18C. If Franchisor exercises its right or option, it will do so in the written decision on Dealer's proposal. Franchisor's right or option may be assigned to any party and Franchisor will guarantee the full payment of the purchase price by the assignee. Franchisor has the right to disclose the terms of the buy/sell agreement to any potential assignee.

              If Dealer has entered into a bona fide written buy/sell agreement for its dealership business or assets, Franchisor's right under this Section is a right of first refusal, enabling Franchisor to assume the buyer's rights and obligations under such buy/sell agreement and cancel this Agreement and all rights granted Dealer. In the absence of a bona fide written buy/sell agreement, Franchisor has the option to purchase the principal assets of Dealer utilized in the dealership business, other than real property, and cancel this agreement and all rights granted Dealer. Real property will be included only if the Franchisor and Dealer agree.

              If Franchisor exercises its right or option, the fee described in
              Article 18B(2) will be refunded if the person proposed by Dealer as replacement dealer operator or owner satisfies the Dealer Selection Criteria.

              Franchisor's rights under this Article 18C will be binding on and enforceable against any assignee or successor in interest of Dealer or purchaser of Dealer's assets.

         (2)  Purchase Price and Other Terms of Sale

              (a)  Bona Fide Agreement

              If Dealer has entered into a bona fide written buy/sell agreement, the purchase price and other terms of sale will be those set forth in such agreement and any related documents, unless Dealer and Franchisor agree to other terms.

              Upon Franchisor's request, Dealer agrees to provide all other documents relating to the proposed transfer, including, but not limited to, those reflecting any other agreements or understandings between the parties to the buy/sell agreement. If Dealer does not provide such documentation or state in writing that such documents do not exist, it will be presumed that the agreement is not bona fide.

              (b)  Absence of Bona Fide Agreement

              In the absence of a bona fide written buy/sell agreement, the purchase price of the dealership assets, excluding new and undamaged parts and accessories, will be determined by good faith negotiations between the parties. If agreement cannot be reached, the purchase price will be determined through the Dispute Resolution Process. The repurchase prices for such new and undamaged parts and accessories will be the prices last indicated in the parts price listing established by the Franchisor. Franchisor will not be responsible for repurchase of non-Saturn parts or accessories in the Franchisee's inventory, or of Saturn parts and accessories that are not resaleable as new, as specified in the Franchise System Manual. Dealer agrees to transfer the property by Warranty Deed conveying marketable title free and clear. The Warranty Deed will be in proper form for recording and Dealer will deliver complete of the Warranty Deed. Dealer will also furnish Franchisor copies of any easements, licenses or other documents affecting the property and assign any permits or licenses necessary for the conduct of the dealership business to Franchisor.


                                     PART SEVEN:

                        TERMINATION AND TERMINATION ASSISTANCE

19. TERMINATION

    A.   TERMINATION OF AGREEMENT

         (1)  By Dealer

              Dealer may terminate this Agreement by written notice to Franchisor. Termination will be effective 30 days after Franchisor's receipt of the notice, unless otherwise mutually agreed in writing.

         (2)  By Agreement

              This Agreement may be terminated at any time by written agreement between Franchisor and Dealer.

              Termination assistance will be applicable only as specified in the written termination agreement.

         (3)  Failure to be Licensed

              If Franchisor or Dealer fails to secure or maintain any license required for the performance of obligations under this Agreement or such license is suspended or revoked, either party may immediately terminate this Agreement by giving the other party written notice.

         (4) Misrepresentation, Failure to Conduct Operations, or Disqualification or Change of Dealer Operator or Owner

              If Dealer submits any false information to Saturn or Franchisor; fails to conduct customary dealership operations for seven consecutive business days; or Dealer Operator or Owner fails to continue to meet the Dealer Selection Criteria applicable to each; or Dealer Operator is changed or withdraws without prior written approval of Franchisor; or a party i) first acquires a five percent equity ownership or beneficial interest in dealer,
              ii) acquires an additional five percent equity ownership or beneficial interest in a calendar year, or iii) acquires majority ownership or voting control, without the prior written approval of Franchisor; Franchisor will notify Dealer and provide 30 days for Dealer to respond. Thereafter, Franchisor may notify Dealer that the Agreement will be terminated not less than 30 days after receipt of notice. If Dealer chooses to use the Dispute Resolution Process, the Agreement will continue pending a final resolution of the dispute.

         (5)  Failure of Performance

              If Dealer fails to perform any other obligations it has under this Agreement, including those in the Marketing Area Plan, Franchisor will review the failure with Dealer.

              If Franchisor determines that corrective action by Dealer is not forthcoming, it will notify Dealer of the failure in writing and of the period of time during which Dealer is expected to remedy the failure.

              If the failure is not remedied within that period, Franchisor may terminate this Agreement by giving Dealer three months advance written notice.

         (6)  Reliance on Any Applicable Termination Provision

              The terminating party may select the termination provision under which it elects to terminate without reference in its notice of termination to any other provision that may also be applicable. The terminating party subsequently also may avert other grounds for termination.

         (7)  Option to Purchase

              If this Dealer Agreement is to expire or terminate for any reason, Franchisor has the option to purchase the principal assets of Dealer utilized in the dealership business, other than real property, and cancel this Agreement and all rights granted Dealer. Real property will be included only if the Franchisor and Dealer agrees.

              The purchase price of the dealership assets and other terms will be determined under Article 18C(2)(b). Franchisor must advise Dealer of its intent to exercise this option within 60 days after it notifies Dealer that an event has occurred which would cause expiration or warrant termination.

    B.   TRANSACTIONS AFTER TERMINATION

         (1)  Orders

              If Dealer and Franchisor do not enter into a new Dealer Agreement when this Agreement expires or is terminated, Dealers designated supply of Products will be automatically cancelled except as provided in this Article.

              Termination or expiration of this Agreement will not release Dealer or Franchisor from the obligation to pay any amounts owing the other when due.

         (2)  Deliveries

              If this Agreement is voluntarily terminated by Dealer or expires because of the death or incapacity of a Dealer Operator, Franchisor will use its best efforts consistent with distribution procedures to furnish Dealer with Motor Vehicles to fill Dealer's bona fide retail orders on hand on the effective date of termination or expiration, not to exceed, however, the total number of Motor Vehicles invoiced to Dealer for retail sale during the average of any three month period from the year preceding the effective date of termination.

         (3)  Effect of Transactions after Termination

              Neither the sale of Products to Dealer nor any other act by Saturn, Franchisor, or Dealer after termination or expiration of this Agreement will be a waiver of the termination or expiration.

20. TERMINATION ASSISTANCE

    If this Agreement expires or is terminated and Franchisor does not offer Dealer or a replacement dealer that has substantially the same ownership (more than 50 percent including total family ownership) a new Dealer Agreement, Franchisor will offer to purchase certain items of personal property from Dealer and will provide assistance on Dealership Premises, as specified in the Franchise System Manuals. Franchisor's obligations under this Article 20 are subject to Dealer fulfilling its responsibilities relating to termination assistance, described in the Franchise System Manuals.

                                     PART EIGHT:

                                  GENERAL PROVISIONS

21. ACKNOWLEDGEMENT OF FRANCHISE LAW COMPLIANCE

    A.   DEALER'S INVESTIGATION

         Dealer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement, and recognizes that it involves business risks and that its success will be largely dependent upon the ability of Dealer. Franchisor expressly disclaims the making of, and Dealer acknowledges that it has not received, and warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

    B.   DISCLOSURE

         Dealer acknowledges having received a copy of this Agreement (together with attachments and related documents) at least five business days prior to the date on which this Agreement was executed. Dealer further acknowledges having received the disclosure document which is required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," and which contains a copy of this Agreement, at least ten business days prior to the date on which this Agreement was executed.

    C.   REVIEW

         Dealer acknowledges that it has read and understood this Agreement (and its attachments and related agreements) and that Franchisor has afforded Dealer ample time and opportunity to consult with advisors of Dealer's own choosing about the potential benefits and risks of its entering into this Agreement.

22. GENERAL PROVISIONS

    A.   NO AGENT OR LEGAL REPRESENTATIVE STATUS

         This Agreement does not make either party or Saturn the agent or legal representative of the others for any purpose, nor does it grant either party or Saturn authority to assume or create any obligation on behalf of or in the name of the others. No fiduciary obligations are created by this Agreement.

    B.   DEALER'S RESPONSIBILITY FOR ITS OPERATIONS

         Except as provided in this Agreement, Dealer is solely responsible for all expenditures, liabilities and obligations incurred or assumed by Dealer for the establishment and conduct of its operations.

    C.   TAXES

         Dealer is responsible for all local, state, federal or other applicable taxes and tax returns related to its dealership business and will hold Franchisor and Saturn harmless from any related claims or demands made by any taxing authority.

    D.   INDEMNIFICATION BY SATURN

         Saturn has agreed with Franchisor that Saturn will assume the defense of Dealer and indemnify Dealer against any judgment for monetary damages or rescission of contract in any lawsuit naming Dealer as a defendant when the lawsuit concerns:

         (1) Breach of the Saturn warranty related to a Product or bodily injury or property damage claimed to have been caused solely by a defect in the design, manufacture or assembly of a Product by Saturn. Saturn may withhold indemnification where a defect should have been detected during the predelivery inspection of the Product;

         (2) Failure of a Product to conform to the description set forth in advertisements or product brochures distributed by Saturn because of changes in standard equipment or material component parts unless Dealer received notice of the changes prior to retail delivery of the affected Product by Dealer; or

         (3) Any substantial damage to a Product purchased by Dealer from Saturn which has been repaired by Saturn unless Dealer has accepted the Product with knowledge of the repair.

         Saturn has no obligation under its agreement with Franchisor if the Product involved has been altered. Any indemnification provided by Saturn will be net of any offset recovered by Dealer.

         Procedures for requesting indemnification, administrative details, and limitations are contained in the Franchise System Manuals.

    E.   TRADEMARKS AND SERVICE MARKS

         Saturn, Franchisor, or affiliated companies are the exclusive owners of the various trademarks, service marks, names, and designs (Marks) used in connection with Products.

         Dealer is granted the non-exclusive right to display Marks in the form and manner approved by Franchisor in the conduct of its dealership business.

         Marks may be used as part of the Dealer's name with the written approval of Franchisor.

         Dealer agrees to change or discontinue the use of any Marks upon request by Franchisor.

         Dealer agrees that no company owned by or affiliated with Dealer or any of its owners may use any Mark to identify a business without Franchisor's written permission.

         Upon termination of this Agreement, Dealer agrees to immediately discontinue, at its expense, all use of Marks. Thereafter, Dealer will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner that Franchisor determines is likely to cause confusion or mistake or deceive the public.

         Dealer will reimburse Franchisor for all legal fees and other expenses incurred in connection with action to require Dealer to comply with this Article 22E.

    F.   NOTICES

         Any notice required to be given by either party to the other in connection with this Agreement will be in writing and delivered personally or by mail. Notices to Dealer will be directed to Dealer or its representatives at Dealer's principal place of business and notices by Dealer will be directed to: Dealer Development, Saturn Distribution Corporation, 1400 Stephenson Highway, Troy, Michigan 48007-7025. Mailed notices will be deemed received on the date deposited in U.S. or express mail.

    G.   NO IMPLIED WAIVERS

         The delay or failure of Franchisor or Dealer to require performance by the other party or the waiver by Franchisor or Dealer of a breach of any provision of this Agreement will not affect the right to subsequently require such performance.

    H.   ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES

         Franchisor may assign this Agreement and any rights or delegate any obligations to any affiliated or successor company, and will provide Dealer written notice of such assignment or delegation. Such assignment or delegation by Franchisor will not relieve Franchisor of liability for the performance of its obligations.

    I.   ACCOUNTS PAYABLE

         All monies or accounts due Dealer will be considered net of Dealer's indebtedness to Franchisor and Saturn. Franchisor and Saturn may deduct any amounts due or to become due from Dealer to Franchisor or Saturn, or any amounts held by Franchisor or Saturn, from any sums or accounts due or to become due from Saturn or Franchisor to Dealer.

    J.   SOLE AGREEMENT OF PARTIES

         Except as provided in this Agreement, Franchisor has made no promises to Dealer, Dealer Operator, or Dealer Owner and there are no other agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement.

         Except as otherwise provided herein, this Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

         No agreement between Franchisor and Dealer which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement, will be binding unless it is approved in a written agreement executed under Article 23.

    K.   REVIEW AND MODIFICATIONS OF AGREEMENT TERMS

         To demonstrate its commitment to the Saturn Philosophy, Franchisor has entered into this indefinite term Agreement. However, neither Franchisor nor Dealer want to prevent the modification of their contractual relationship as necessary to respond to changes in marketing conditions. Therefore, the Franchise Development Team will review the Agreement every five years, unless it determines an earlier review is necessary.

         In the event the FDT recommends a superseding form of Dealer Agreement, Franchisor and Dealer agree to terminate this Agreement and execute the new Agreement. Unless otherwise agreed in writing, the rights and obligations of Dealer that may otherwise become applicable upon termination or expiration of this Agreement will not be applicable.

23. EXECUTION ON BEHALF OF DEALER AND FRANCHISOR

    This Agreement and related agreements are valid only if signed:

         (a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its chief executive officer, Dealer Operator and Dealer Owner(s); and

         (b) on behalf of Franchisor by either its President or the Vice-President, Sales.


[MEDFORD DODGE D/B/A SATURN
OF MEDFORD]                            Saturn Distribution Corporation
------------------------------         -------------------------------
Dealer Name



By                                     By
   ---------------------------            ----------------------------
   Dealer Operator        Date            President              Date



By                                     By
   ---------------------------            ----------------------------
   Dealer Owner           Date            Vice-President         Date
                                                 Sales



By
   ---------------------------
   Dealer Owner           Date



By
   ---------------------------
   Dealer Owner           Date

By
   ---------------------------
   Dealer Owner           Date

                                       GLOSSARY

As used in this Dealer Agreement, the following terms shall have the following definitions:

1. Dealer - The corporation, partnership or proprietorship that signs the Dealer Agreement.

2. Dealer Agreement - The Dealer Agreement that is executed including the Marketing Area Plan and other related Addenda, the Franchise System Manuals, and the Terms of Sale Bulletins.

3. Dealer Operator - Principal manager of Dealer upon whose personal service Franchisor relies in entering into the Dealer Agreement.

4. Dealer Owner - Owner of five percent or more equity ownership or beneficial interest of Dealer upon whom Franchisor relies in entering into the Dealer Agreement.

5. Dealer Selection Criteria - The qualifications and standards which prospective Dealer Operators and Dealer Owners must satisfy to be approved by Franchisor.

6. Dealer Selection Process - The process which an applicant must successfully complete prior to becoming a Saturn Dealer Operator. This process includes: the application, questionnaires, assessment at the applicant's place of business, an orientation and interview, and agreement upon a Marketing Area Plan.

7. Dealership Premises - Approved facilities provided by Dealer for dealership operations.

8. Franchise System Manuals - The Manual which contains the policies, procedures, systems, and guidelines for the conduct of Saturn dealership operations under the Dealer Agreement.

9. Marketing Area - The geographic area assigned to Dealer and identified in a Notice of Dealer's Marketing Area.

10. Marks - The various trademarks, service marks, names and designs used by Saturn, Franchisor, and its affiliated companies in connection with Products.

11. Motor Vehicles - All current model types or series of new motor vehicles specified in any Motor Vehicle Addendum and all past motor vehicles marketed through Dealers.

12. Parts and Accessories - New or remanufactured automotive parts and accessories marketed or approved by Saturn or Franchisor and listed in current Dealer Parts and Accessories Price Schedules and supplements.

13. Products - Motor Vehicles, Parts and Accessories.

14. Retail Environmental Design Package - A comprehensive design package that provides a design guide and access to a portfolio of Saturn dealership facility design control drawings (interior and exterior).


                                         -25-